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                                                                    EXHIBIT 3.15


                                 RESTATED BYLAWS

                                       OF

                           GREAT PLAINS HOSPITAL, INC.

                                    ARTICLE I

                                     PURPOSE

         Great Plains Hospital, Inc. (the "Corporation") will maintain a role in meeting the health needs of area residents through its facilities including "Heartland Hospital and Residential Treatment Center" (the "Hospital and RTC"). The Corporation's commitments are to provide quality psychiatric care and substance abuse treatment; to provide modern facilities and staff with motivated mental health professionals; to create appropriate environments to facilitate psychiatric and substance abuse treatment to individuals in need of psychiatric and substance abuse care, without respect to age, sex, national origin, race, color, handicap status, political or religious beliefs; and to contribute to the overall knowledge and understanding of the causes and effects of psychiatric pathology and substance abuse on individual patients as well as their significance to others, through appropriate activity developed at professional and community levels. The Corporation is prepared to work in cooperation with other appropriate health agencies and Institutions in an effort to improve existing health services in the community and to design, plan and develop innovative systems of health care management in the community.
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         These activities shall be conducted with an overriding concern for the patient and the recognition of the patient's dignity as a human being. The Corporation will encourage the community to participate in the planning and development of program policies for the Hospital and RTC.

                                   ARTICLE II

                                     OFFICES

         The principal office of the Corporation shall be located in New Orleans, Louisiana. The Corporation shall continuously maintain in the State of Missouri a registered office and a registered agent, and may have such other offices as the Board may determine from time to time. All dividends shall be deemed to be paid in the State of Missouri. The Corporation shall have such other offices, either within or without the State of Missouri, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

                                   ARTICLE III

                                  SHAREHOLDERS

         SECTION 1. Annual Meeting. The annual meeting of the shareholders will be held at such time and on such date as may be designated by the Board of Directors for the purpose of electing Directors and for the transaction of such other business as may properly come before the meeting.

         SECTION 2. Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the President or by the Board of Directors, and shall be called by the President at


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the request of the shareholders of not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting.

         SECTION 3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Missouri, to conduct any annual meeting or any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Missouri, to hold such meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be the principal office of the Corporation.

         SECTION 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than fifty (50) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon paid.

         SECTION 5. Closing of Transfer Books or Fixing of Record Date. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for


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any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period not to exceed, in any case, thirty (30) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books will be closed for at least fifteen (15) days immediately preceding such meeting. In lieu of closing stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than thirty (30) days and, in case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

         SECTION 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting; or any adjournment thereof, arranged in alphabetical order, with the


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address of and the number of shares held by each, which list, for a period of ten (10) days prior to such meeting shall be kept on file at the place where the meeting is to be held and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence of the identities of the shareholders entitled to examine such list or transfer books or to vote at any meeting of the shareholders.

         SECTION 7. Quorum. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

         SECTION 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. Unless a time of expiration is otherwise

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specified in a proxy, no proxy shall be valid if dated more than eleven (11)
months prior to the date of the meeting.

         SECTION 9. Voting of Shares; Cumulative Voting Prohibited. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of shareholders. In the election of directors, no shareholder shall have the right to multiply the number of votes to which the shareholder is entitled, by the number of directors to be elected, or to cast the whole number of votes for one candidate or distribute them among two or more candidates.

         SECTION 10. Voting of Shares by Certain Holders. Shares standing in the name of another Corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Such shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.


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         A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Shares of its own stock belonging to the Corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any time.

         SECTION 11. Action Without a Meeting. Unless otherwise provided by law, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders may be taken without a meeting if a consent in writing setting forth the action to be taken shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

                                   ARTICLE IV

                             THE BOARD OF DIRECTORS

         SECTION 1. Powers. The business and affairs of the Corporation shall be managed by the Board of Directors which may exercise all powers and do all lawful acts and things, except those which are required by statute or by the Articles of Incorporation or by these Bylaws to be exercised or done by the shareholders. The Board of Directors shall have and exercise such powers, authorities, duties and responsibilities as may be provided by these Bylaws, and as may be provided for the Board of Directors by the laws of the State of Missouri. The Board of Directors of the Corporation shall report to the Board of Directors of Ramsay Health Care, Inc.

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         The Board of Directors shall have the authority and responsibility for carrying out the purposes of the Corporation. Included in this responsibility shall be the active participation by members of the Board of Directors in activities necessary for any licensures, approvals, or accreditation of the Corporation's health care facilities and related services.

         The Board of Directors shall appoint a Consulting Board which shall have the authority to have its own bylaws and shall be responsible for the operations of the Hospital and RTC, for the appointment of Medical Staff of the Hospital and RTC, and for the quality of care rendered in the Hospital and RTC.

         SECTION 2. Number, Term and Qualification. The number of directors shall be fixed by the Board of Directors and shall include two ex officio members as described below. Directors need not be residents of the state of Missouri nor shareholders of the Corporation. The directors, other than the ex officio directors, shall be elected by the shareholders at the annual meeting thereof, except as provided in Section 3 of this Article IV, and shall hold office for the term for which they are elected and until their successors are elected and qualified, or until the earlier resignation, removal from office, or death of any such director.

         The members of the Board of Directors shall be selected for their ability to participate effectively in fulfilling the Board's responsibilities. They shall also be selected for their areas of interest and expertise and capabilities in their own field, their interest in the Hospital and RTC, and their experience in organizational activities. No restrictions shall be placed on the number of terms a director may


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serve provided the director continues to meet other qualifications set forth in this Article IV, Section 2.

         The number of directors may not be increased or decreased by more than thirty percent (30%) without the approval of the majority of shareholders entitled to vote for the election of directors.

         The Board of Directors of this Corporation shall include two ex officio members: the President of the Corporation, who shall be entitled to vote as a director, and a selected representative of the Medical Staff, who shall not have any voting rights as a director and who shall be entitled to attend and have a voice at all meeting of the Board of Directors.

         SECTION 3. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by the reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, even though the number of the remaining directors may be less than a quorum of the Board of Directors, A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders or until his successor is elected and qualified.

         SECTION 4. Compensation. The Board of Directors shall have the authority to fix the compensation of directors.

         SECTION 5. Standard of Directors. A director shall perform his duties as a director, including his duties as a member of any committee of the Board of Directors upon which he may serve, in good faith, in a manner he reasonably


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believes to be in the best interest of the Corporation, and with such care as an ordinary prudent person in a like position would use under similar circumstances.

         SECTION 6. Presumption of Assent. A director of the Corporation who is present at a meeting of its Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless he votes against such action or abstains from voting in respect thereto because of an asserted conflict of interest.

         SECTION 7. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors.

         SECTION 8. Quorum and Voting. A majority of the number of directors then serving shall constitute a quorum for the transaction of business. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

         SECTION 9. Conflicts of Interest.

         (a) Interested Director Transactions. No contract or other transaction between this Corporation and one or more of its directors or any other corporation, firm, association or entity in which one or more of the directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest or because such director or directors are present at the meeting of the Board of Directors or a committee thereof which authorizes, approves

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or ratifies such contract or transaction or because his or their votes are counted for such purpose, if: (1) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves or ratifies the contract or transaction by a vote or consent sufficient for the purpose without counting the votes or consents of such interested directors; or (2) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve or ratify such contract or transaction by a vote or written consent; or (3) the contract or transaction is fair and reasonable as to the Corporation at the time it is authorized by the Board of Directors, a committee or the shareholders.

         Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or a committee thereof which authorizes, approves or ratifies such contract or transaction.

         (b) Written Conflict of Interest Policy. The Board of Directors shall implement from time to time a written conflict of interest policy that includes guidelines for the resolution of any existing or apparent conflict of interest.

                                    ARTICLE V

                                    MEETINGS

         SECTION 1. Place of Meeting of the Board of Directors. Regular or special meetings of the Board of Directors of the Corporation may be held within or without the State of Missouri.

         SECTION 2. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held at such time and at such place as shall be


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determined by the Board of Directors and as often as necessary for the effective operation of the Corporation. Special meetings may be called by the President of the Corporation on such date and at such time and place as may be specified by telegraphic, written or oral notice duly served on, sent, mailed or otherwise communicated to each director not less than twelve (12) hours before such special meeting or by notice mailed to the director at least three (3) days before the meeting, first class mail, postage prepaid; or written request of two
(2) directors. Special meetings shall be called by the President or Secretary on like notice.

         Notice of a meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting was not lawfully called or convened.

         Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of the meeting.

         A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at

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the time of the adjournment and, unless the time and place of the adjourned meeting is announced at the time of adjournment, to the other directors.

         Members of the Board of Directors may participate in a meeting of the Board by means of a conference telephone call or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Minutes of all Board of Director's meeting shall be kept and shall include at least the following:

         (A)      The date of the meeting;

         (B)      The name of the directors who attended;

         (C)      The topics discussed;

         (D)      The decisions reached and action taken;

         (E)      The dates for implementation of recommendations; and

         (F)      The reports of the Administrator and others.

         SECTION 3. Action Without a Meeting. Any action required to be taken at a meeting of the directors of the Corporation, or any action which may be taken at a meeting of the directors or a committee thereof, may be taken without a meeting if consent in writing, setting forth the action so to be taken, signed by all of the directors, or all of the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board of Directors or of the respective committee. Such consent shall have the same effect as a unanimous vote.

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                                   ARTICLE VI

                                   COMMITTEES

         The Board of Directors shall establish such committees as may be necessary to effect the discharge of its responsibilities, each such committee to consist of two (2) or more of the directors. The Board of Directors may designate one (1) or more directors as an alternate member of any such committee to replace an absent or disqualified member at a meeting of the committee. In the absence or disqualification of a member of the committee, the members of the Committee who are present at a meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified member if an alternate member or members has not been selected or is absent from the meeting. Each such committee and each member thereof shall serve at the pleasure of the Board of Directors.

         Each committee shall have and may exercise all authority granted to it by the Board of Directors, except no committee shall have the authority to:

         (1) Approve or recommend to shareholders actions or proposals required by law to be approved by shareholders;

         (2) Designate candidates for the office of director, for purposes of proxy solicitation or otherwise;

         (3) Fill vacancies on the Board of Directors or any committee thereof;

         (4)      Amend the Bylaws;

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         (5)      Authorize or approve the reacquisition of shares unless
                  pursuant to a general formula or method specified by the Board of Directors; or

         (6) Authorize or approve the issuance or sale of, or any contract to issue or sell, shares of stock or designate the terms of the series of a class of shares, except that the Board of Directors, having acted regarding general authorization for the issuance or sale of shares, or any contract therefor, and, in the case of a series, the designation thereof, may pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize a committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such shares may be issued or sold, including, without limitation, the price, the rate or manner of payment of dividends, provisions for redemption, sinking funds, conversion, voting or preferential rights, and provisions for other features of a class of shares, or a series of a class of shares, with full power in such committee to adopt any final resolution setting forth all of the terms thereof and to authorize the statement of the terms of the series for filing with the Secretary of State of the State of Missouri.

         Written minutes shall be kept of all meetings of committees of the Board of Directors and shall include the information specified in Article V,
Section 2 hereof.


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                                   ARTICLE VII

                                    OFFICERS

         SECTION 1. Number. The officers of the Corporation shall be a President, one or more Vice-Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. One person may hold more than one office. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors.

         SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually by the Board of Directors at the first meeting of the Board of Directors after the annual meeting of the shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as practicable. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided.

         SECTION 3. Removal. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the Corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

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         SECTION 5. President. The President shall be the principal executive officer of the Corporation and, subject to the control of the Board of Directors, shall, in general, supervise and manage all of the business and affairs of the Corporation. He shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He may sign, with the Secretary or any other proper officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of the Corporation, any deeds, mortgages, bonds, contracts, or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed; and, in general, shall perform all duties incident to the office of the President and such other duties as may be prescribed by the Board of Directors from time to time. The President shall not sell, transfer, incumber, or otherwise dispose of any assets of the Corporation, the value of which exceeds $50,000.00, without the express authorization of such transaction from the Board of Directors.

         SECTION 6. Vice-President. In the absence of the President or in the event of his death, inability or refusal to act, the Vice-president shall perform the duties of the President, and when so acting, shall have the powers of and be subject to all the restrictions upon the President. The Vice-President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.


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         SECTION 7. Secretary. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents the execution of which on behalf of the Corporation under its seal is necessary and duly authorized; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

         SECTION 8. Treasurer. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors may determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) give and receive receipt for monies due and payable to the Corporation from any source whatsoever; (c) deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article IX of these Bylaws; and (d) in general perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors.


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         SECTION 9. Salaries. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.
                                  ARTICLE VIII

                                 ADMINISTRATION

         SECTION 1. Chief Administrative Officer. The Consulting Board shall select and employ a competent; experienced Chief Administrative Officer, to be designated from time to time as the Administrator of the Hospital and RTC.

                                   ARTICLE IX

                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

         SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

         SECTION 3. Checks. All checks, drafts or money orders for the payment of money, notes or other evidence of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.


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         SECTION 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

                                    ARTICLE X

                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. Certificates for Shares. Certificates representing shares of the Corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the President and by the Secretary or, by such other officers authorized by law and by the Board of Directors so to do. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.

         SECTION 2. Transfer of Shares. The shares of the Corporation shall not be transferable until such time as the owner thereof shall have given the Corporation fifteen (15) days in which to purchase said stock for the same amount as any bona fide offer.


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         Transfer of shares of the corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the Corporation shall be deemed by the Corporation to be the owner and holder thereof for all purposes.

                                   ARTICLE XI

                                   FISCAL YEAR

         The fiscal year of the Corporation shall begin on the 1st day of July and end on the 30th day of June of each year.

                                   ARTICLE XII

                                    DIVIDENDS

         The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles of Incorporation.

                                  ARTICLE XIII

                                      SEAL

         The Board of Directors shall provide a corporate seal which shall be circular in form and shall have subscribed thereon the name of the Corporation and the state of incorporation and the words, "Corporate Seal".

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                                   ARTICLE XIV

                                WAIVER OF NOTICE

         Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or director of the Corporation under the provisions of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                   ARTICLE XV

                                   AMENDMENTS

         These Bylaws may be altered, amended or repealed and new Bylaws may be adopted by the Board of Directors or by a vote of the shareholders representing a majority of all the shares issued and outstanding, at any annual shareholders' meeting or at any special shareholders' meeting when the proposed amendment has been set out in the notice of such meeting. These Bylaws shall be reviewed by the Board of Directors at least every two (2) years.

                                   ARTICLE XVI

                                 INDEMNIFICATION

         The Corporation shall indemnify its officers and directors, and may indemnify its employees and agents, and may procure insurance on behalf of its officers, directors, employees, and agents to the full extent permitted by
Section 351.355 of the Missouri General and Business Corporation Law, as amended.

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